Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)
Honeywell International Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid
	Debt	Debt Securities (1)	Rule 457(r)	(2)	(2)	(2)	0.0001531
	Equity	Preferred Stock (1)	Rule 457(r)	(2)	(2)	(2)	0.0001531
	Equity	Common Stock, par value $1.00 per share (1)	Rule 457(r)	(2)	(2)	(2)	0.0001531

Fees Previously Paid

Carry Forward Securities
	Total Offering Amounts					$0.00
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$0.00

(1)
An indeterminate aggregate initial offering price of the securities being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the related registration fees and is excluding this information, except for $12,337.26 that the Registrant is entitled to offset pursuant to Rule 457(p) under the Securities Act, representing fees paid with respect to 605,896 of unsold shares of common stock (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form
S-3
(File
No. 333-260437)
filed by the Registrant on October 22, 2021. In connection with the securities offered hereby, except for the application of the fees previously paid by the Registrant, the Registrant will pay the registration fee on a pay-as-you-go
basis. Pursuant to Rule 416 under the Securities Act, the Registrant is also registering an indeterminable number of shares of common stock as may be issued from time to time as a result of stock splits and stock dividends.

(2)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.